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EXHIBIT 23.2

        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders of
Vail Banks, Inc.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-42636 and 333-54442) on Form S-8 of Vail Banks, Inc. of our report relating to the consolidated statements of income, shareholders' equity and comprehensive income and cash flows of Vail Banks, Inc. for the year ended December 31, 2000, which report appears in the December 31, 2002 Annual Report on Form 10-K of Vail Banks, Inc.

/s/ KPMG LLP KPMG LLP Denver, Colorado

March 24, 2003

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  EXHIBIT 23.2